EMVELCO CORP.
468 North Camden Drive, Suite 315
Beverly Hills, CA 90210

NOTICE OF EXERCISE OF OPTIONS

July 16, 2007

TO THE FOLLOWING PARTIES:

Emvelco RE Corp.
1061 ½ North Spaulding Drive
Los Angeles, CA 90046

The International Holdings Group Ltd.

Verge Living Corporation

Darren C. Dunckel, as an Individual, President of Emvelco RE Corp. and/or representative of any of the Parties hereto ("DD Parties")

Reference is hereby made to the following:

A. That certain Investment Agreement between AO Bonanza Las Vegas, Inc., a Nevada corporation (currently known as Verge Living Corporation ("Verge")), and Euroweb RE Corp., a Nevada corporation (currently known as Emvelco RE Corp. ("ERC")) dated as of June 19, 2006 (the "Investment Agreement") and specifically Article II of the Investment Agreement referred to as the "Option Agreement".

B. That certain Amendment of Correction, Amendment No. 1 dated as of June 20, 2006 to the Investment Agreement ("Amendment No. 1") correcting the typographical error in the Option Agreement and Amendment No. 2 by and between the same parties dated as of October 26, 2006 amending certain provisions regarding the Loan (the "Amendment No. 2").

C. That certain Stock Transfer and Assignment of Contract Rights Agreement dated as of May 14, 2007 by and between EMVELCO Corp., a Delaware corporation ("EMVELCO"), on the one hand and ERC, The International Holdings Group Ltd., a Marshall Islands company ("TIHG") and Verge on the other hand ("Stock Transfer and Assignment Agreement") pursuant to which the Investment Agreement (and all Amendments thereto) have been assigned to EMVELCO.

D. That certain Agreement dated June 5, 2007 by and between EMVELCO, EMVELCO'S chief executive officer Yossi Attia, and Darren Dunckel (Chief Executive Officer of Emvelco RE Corp., a former subsidiary of the Company) (collectively, the "Investors"), on the one hand, and a third party, Upswing, Ltd. ("Upswing"), on the other hand (the " Upswing Agreement"). Pursuant to the Upswing Agreement, the Investors intend to invest in an entity listed on the Tel Aviv Stock Exchange (the "Investment Target"). In addition, the Investors intend to transfer rights and control of various real estate projects to the Investment Target. [1]

E. Those certain discussions and negotiations with regards to how best to implement and exercise said rights under the Investment Agreement with certain modifications as agreed upon and outlined in this Notice.

1. <u>Exercise of Options</u>.

<u>(a) Exercise of Option Under Option Agreement</u>. Effective as of today's date, EMVELCO hereby notices the contingent and executory exercise of the Option to purchase the Property as described in Exhibit A attached to the Investment Agreement, via the purchase and acquisition of all outstanding shares of common stock of Verge Living Corporation (the "Verge Shares") (which is different from the original terms of exercise of the Option for the real property under the Investment Agreement). The Option shall be exercisable in the amount of Fifteen Million Dollars ($15,000,000) payable by combination of the outstanding Loan amount (not to exceed $10,000,000 which such Loan amount shall be converted and considered paid in full when actually added and accounted for as Verge Additional Paid Up Capital via Comprehensive Income at the relevant time of the actual irrevocable exercise of the Option, plus issuing new shares of common stock of EMVELCO (in the amount of $5,000,000) (the "EMVELCO Shares"), based on EMVELCO share book value, per the latest 10QSB/A plus a 10% premium which is $5.40 per share ($23,066,153 equity and 4,698,944 outstanding shares as reported in the last 10QSB/A), representing 925,925 shares amounting to about 16.46% from all outstanding shares post the issuance. Said acquisition may be a direct acquisition by EMVELCO or via a designated subsidiary of EMVELCO.

<u>(b) Exercise of Option Under Stock Transfer and Assignment Agreement.</u> Effective as of today's date, EMVELCO hereby notices the contingent and executory exercise of the Option to purchase all of ERC's derivative rights and interest in Sitnica d.o.o. through ERC's holdings (one-third (1/3rd) interest) in AP Holdings Limited, a Company incorporated under the Companies (Jersey) Law 1991 ("AP Holdings") which equates to a one-third (1/3rd) interest in Sitnica d.o.o. (the "AP Interest") (excluding ERC's interest in AP Holdings).. The Option shall be exercisable in the amount of Four Million Dollars ($4,000,000) payable by reducing the outstanding Loan amount due from ERC to EMVELCO

by $3,550,000 and reducing the deposit with Shalom Atia, Trustee of AP Holdings, from EMVELCO by $450,000.00. Said Option is contingent upon full maturity of the Upswing Agreement.

2. Investment Representations Regarding Issuance and Receipt of Shares of Common Stock.

(a) EMVELCO represents that it is aware of Verge's business affairs and financial condition and has acquired sufficient information about Verge to reach an informed and knowledgeable decision to acquire the Verge Shares. EMVELCO is acquiring the Verge Shares for investment for its account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), although the Verge Shares may be transferred to a different corporation in consideration and exchange of shares of such corporation only). EMVELCO acknowledges and understands that the Verge Shares constitute "restricted securities" under the Securities Act and pursuant to those certain provisions of the Option Agreement. EMVELCO further represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. Further, EMVELCO acknowledges the terms and provisions of the Option Agreement as they relate to the Verge Shares and the revised terms pursuant to this Notice.

(b) The DD Parties represent that they are aware of EMVELCO's business affairs and financial condition and has acquired sufficient information about EMVELCO to reach an informed and knowledgeable decision to acquire the EMVELCO Shares. The DD Parties are acquiring the EMVELCO Shares for investment for its account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The DD Parties acknowledge and understand that the EMVELCO Shares constitute "restricted securities" under the Securities Act. The DD Parties further represent that, individually, each entity is an "accredited investor" as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

3. Further Representations by the DD Parties. The DD Parties acknowledge that it has received, read and understands the Option Agreement and agrees to abide by and be bound by the terms and conditions of the Option Agreement as amended herein. The DD Parties understand and agree that EMVELCO shall file in the future a registration statement for the EMVELCO Shares (SB-2), although EMVELCO will not commit to the effective date of such registration statement.

4. Restrictive Legend. The DD Parties understand and agree that EMVELCO may cause the EMVELCO Shares to bear a legend as set forth in the Option Agreement and below:

THE SECURITIES REFERENCED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

5. Agreement Contingency. This Agreement is final, though contingent upon all Parties to this Agreement to finalize the June 5, 2007 Upswing Agreement as was filed on Form 8-K by EMVELCO on June 11, 2007.

6. Entire Agreement. The Investment Agreement, the Option Agreement, Amendment No. 1, Amendment No. 2 and the Stock Transfer and Assignment Agreement are incorporated herein by reference. This Notice of Exercise of Options, together with the Option Agreement, constitute the entire agreement between the parties hereto with respect to this exercise of the Options and supersedes in their entirety all prior understandings and agreements between the parties with respect thereto, and may not be modified except only by a writing signed by the parties.

EMVELCO CORP.

By: ______________________
Yossi Attia, CEO

AGREED AND ACCEPTED THIS 16 DAY OF JULY, 2007

____
Darren C. Dunckel as President of Emvelco RE Corp., individual, Representative of the DD Parties

[1] Upswing has agreed to locate the Investment Target. The Investors and the Investment Target will then effectuate a transaction, pursuant to which the Investors and/or the Investors' affiliates will acquire 76% of the Investment Target in consideration of the transfer of the rights to the various real estate projects to the Investment Target (the "Transaction"). Upswing, among other items, will advise the Investors on the steps necessary to effectuate the contemplated transfer of rights to real estate projects to the Investment Target. Upswing will receive up to $2,250,000 in consideration from the Investors, $250,000 of which was advanced upon execution of the Agreement (which shall be repayable with 12% interest if the Transaction does not close by September 2007 as a result of a breach by Upswing) and $2,000,000 shall be payable upon the closing of the Transaction. However, if the Investment Target is in the process of entering a financing, then $1,000,000 of the second payment shall be delayed until the closing of the financing. Of the $250,000 paid by the Investors to Upswing upon execution of the Agreement, EMVELCO advanced $250,000 on June 5, 2007. The Board of Directors of the Company approved the Agreement and authorized Mr. Attia to execute the Agreement.